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                                                                    Exhibit (j)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement of our reports dated February 22, 2007, relating to the financial statements and financial highlights which appear in the December 31, 2006 Annual Reports to Shareholders of the Government Money Market Fund, Institutional Money Market Fund, Prime Money Market Fund, and the Treasury Money Market Fund each a series of Barclays Global Investors Funds, which are also incorporated by reference into the Registration Statement.

We also consent to the incorporation by reference of our reports dated February 22, 2007, relating to the financial statements which appear in the December 31, 2006 Annual Reports to Interestholders of the Money Market Master Portfolio, Government Money Market Master Portfolio, Prime Money Market Portfolio, and Treasury Money Market Master Portfolio, each a portfolio of Master Investment Portfolio, which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.


PricewaterhouseCoopers LLP
San Francisco, California
February 22, 2008